                                                                    Exhibit 16


One year period ended December 31, 1997:

1,000 (1 + .2931) = $1,293

Five year period ended December 31, 1997:

1,000 (1 + .2045) = $2,535

10 year period ended December 31, 1997:

1,000 (1 + .1932) = $5,850